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                                   EXHIBIT 5.1


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
           KNOXVILLE OFFICE                                                                      DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                        REPLY TO:                              AMSOUTH CENTER
         KNOXVILLE, TN 37902                             AMSOUTH CENTER                  315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                      315 DEADERICK STREET, SUITE 2700             NASHVILLE, TN 37238-3001
                                                    NASHVILLE, TN 37238-3001                      (615) 742-6200
            MEMPHIS OFFICE                               (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                      WWW.BASSBERRY.COM                       29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                               NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                        (615) 255-6161
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                                 April 15, 2005



J. Alexander's Corporation
P.O. Box 24300
West End Avenue, Suite 260
Nashville, Tennessee 37203

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 2004 Equity Incentive Plan (the "2004 Plan") filed with the Securities and Exchange Commission covering 370,000 shares of Common Stock, $0.05 par value per share, together with associated rights to purchase Class A Junior Preferred Stock, no par value.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the 2004 Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.



                                          Sincerely,


                                          /s/  Bass, Berry & Sims PLC